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                            WASTE MANAGEMENT, INC.



                           (a Delaware corporation)



                       20,000,000 Shares of Common Stock



                              PURCHASE AGREEMENT








Dated: June ___, 1998

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

                               Table of Contents

SECTION 1. Representations and Warranties............................................................. 3
                   (a)   Representations and Warranties by the Company................................ 3
                         (i)     Compliance with Registration Requirements............................ 3
                         (ii)    Incorporated Documents............................................... 4
                         (iii)   Independent Accountants.............................................. 4
                         (iv)    Financial Statements................................................. 4
                         (v)     No Material Adverse Change in Business............................... 4
                         (vi)    Good Standing of the Company......................................... 4
                         (vii)   Good Standing of Subsidiaries........................................ 5
                         (viii)  Capitalization....................................................... 5
                         (ix)    Authorization of Agreement........................................... 5
                         (x)     Authorization and Description of Securities.......................... 5
                         (xi)    Absence of Defaults and Conflicts.................................... 5
                         (xii)   Absence of Proceedings............................................... 6
                         (xiii)  Accuracy of Exhibits................................................. 6
                         (xiv)   Absence of Further Requirements...................................... 6
                         (xv)    Possession of Licenses and Permits................................... 7
                         (xvi)   Compliance with Cuba Act............................................. 7
                         (xvii)  Environmental Laws................................................... 7
                         (xviii) Registration Rights.................................................. 7
                         (xix)   Merger Agreement..................................................... 8
                   (b)   Officer's Certificates....................................................... 8

SECTION 2. Sale and Delivery to Underwriters; Closing................................................. 8
                   (a)   Securities................................................................... 8
                   (b)   Payment...................................................................... 8
                   (c)   Denominations; Registration.................................................. 9

SECTION 3. Covenants of the Company................................................................... 9

                   (a)   Compliance with Securities Regulations and
                         Commission Requests.......................................................... 9
                   (b)   Filing of Amendments......................................................... 9
                   (c)   Delivery of Registration Statements..........................................10
                   (d)   Delivery of Prospectus.......................................................10
                   (e)   Continued Compliance with Securities Laws....................................10
                   (f)   Blue Sky Qualifications......................................................10
                   (g)   Rule 158.....................................................................11
                   (h)   Use of Proceeds..............................................................11
                   (i)   Restriction on Sale of Securities............................................11
                   (j)   Reporting Requirements.......................................................11

SECTION 4. Payment of Expenses........................................................................11
                   (a)   Expenses.....................................................................11

                   (b)   Termination of Agreement.........................................12

SECTION 5.  Conditions of Underwriters' Obligations.......................................12
                   (a)   Effectiveness of Registration Statement..........................12
                   (b)   Opinion of Counsel for Company...................................12
                   (c)   Opinion of General Counsel of Company............................13
                   (d)   Opinion of Counsel for USA Waste.................................13
                   (e)   Opinion of Counsel for Underwriters..............................13
                   (f)   Officers' Certificate of Company.................................13
                   (g)   Officers' Certificate of USA Waste...............................13
                   (h)   Accountants' Comfort Letters.....................................14
                   (i)   Bring-down Comfort Letters.......................................14
                   (j)   Approval of Listing..............................................14
                   (k)   USA Waste Agreement..............................................14
                   (l)   Additional Documents.............................................14
                   (m)   Termination of Agreement.........................................14

SECTION 6.  Indemnification...............................................................14
                   (a)   Indemnification of Underwriters..................................14
                   (b)   Indemnification of Company, Directors and Officers...............15
                   (c)   Actions against Parties; Notification............................16
                   (d)   Settlement without Consent if Failure to Reimburse...............17

SECTION 7.  Representations, Warranties and Agreements to Survive Delivery................18

SECTION 8.  Termination of Agreement......................................................18
                   (a)   Termination; General.............................................18
                   (b)   Liabilities......................................................19

SECTION 9.  Default by One or More of the Underwriters....................................19

SECTION 10. Notices.......................................................................19

SECTION 11. Parties.......................................................................19

SECTION 12. GOVERNING LAW AND TIME........................................................20

SECTION 13. Effect of Headings............................................................20

                            WASTE MANAGEMENT, INC.

                           (a Delaware corporation)

                       20,000,000 Shares of Common Stock

                          (Par Value $.01 Per Share)

                              PURCHASE AGREEMENT
                              ------------------

                                                                 June ___, 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION
 as Representatives of the Underwriters
c/o Merrill Lynch & Co.
 Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

     Waste Management, Inc. a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and the other Underwriter named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 19 hereof), for whom Merrill Lynch and Donaldson, Lufkin & Jenrette Securities Corporation are acting as representatives (in such capacity, the "Representatives"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $1.00 per share, of the Company ("Common Stock") set forth in Schedule A hereto. The aforesaid 20,000,000 shares of Common Stock to be purchased by the Underwriters are hereinafter called the "Securities."

     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-56337) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." The form of Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act (including the USA Waste Information (as defined below)), at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final form of Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act (including the USA Waste Information), in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). All information (i) contained in any document filed by USA Waste Services, Inc. ("USA Waste") with the Commission pursuant to the 1934 Act and incorporated by reference and made a part of the Registration Statement or
(ii) supplied by USA Waste for inclusion in the Waste Management/USA Waste Joint Proxy Statement/Prospectus (as such term is defined in the Prospectus), including all financial statements and schedules, is collectively referred to herein as the "USA Waste Information." The Company, the Underwriters and USA Waste are entering into an Indemnification Agreement (the "USA Waste Agreement") relating to the USA Waste Information.

     All references in this Agreement to financial statements and schedules and other information which is "contained", "included", or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is or is deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1.  Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, and as of the Closing Time referred to in Section 2(c) hereof, and agrees with each Underwriter, as follows:

          (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule
     434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus (A) made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus or (B) contained in the USA Waste Information

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) Incorporated Documents. The documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference in the Prospectus (other than the USA Waste Information), at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act

     Regulations") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation is made in this subsection with respect to the USA Waste Information.

          (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules of the Company and its subsidiaries included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) Financial Statements. The consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedule included in the Registration Statement presents fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; provided, however, that the representation contained in this sentence shall not apply to any adjustments relating solely to USA Waste.

          (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development which may reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"),
     (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on its Common Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the USA Waste Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vii) Good Standing of Subsidiaries. Each of the Company's active subsidiaries which contributed 5% or more to the Company's consolidated revenues, net income or net assets during the Company's most recent fiscal year (each a "Subsidiary" and collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any lien, encumbrance, claim or equity (except for such shares of capital stock of the Subsidiaries subject to liens, encumbrances, equities and claims not material to the Company and its Subsidiaries taken as a whole).

          (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Company Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (ix) Authorization of Agreement. Each of this Agreement and the USA Waste Agreement has been duly authorized, executed and delivered by the Company.

          (x) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the USA Waste Agreement and the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds", but excluding the Merger (as such term is defined in the Registration Statement)) and compliance by the Company with its obligations under this Agreement and the USA Waste Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

          (xii) Absence of Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened which are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, and there is no pending legal or governmental proceeding to which the Company or any subsidiary is a party or of which any of their property or assets is the subject which is not described in the Registration Statement, including ordinary routine litigation incidental to the business, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement; provided that no representation is made in this subsection with respect to the USA Waste Information.

          (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents filed by the Company with the Commission and incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required; provided that no representation is made in this subsection with respect to the USA Waste Information.

          (xiv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (xv) Possession of Licenses and Permits. The Company and each of the Subsidiaries has obtained all such certificates, licenses and permits of a material nature from all federal, state, municipal and other public authorities as are now required by such public authorities to enable them to carry on the business and operations now operated by them and which are material to the business of the Company and its subsidiaries considered as one enterprise.

          (xvi) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
     517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

          (xvii) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) to the best of the Company's knowledge, neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the best of the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the best of the Company's knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xviii) Registration Rights. Except as described in the Registration Statement, there are no persons with rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xix) Merger Agreement. The Merger Agreement (as such term is defined in the Registration Statement) has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding agreement of the Company and the execution, delivery and performance of the Merger Agreement and the consummation of the Merger have been duly authorized by all necessary corporate action (other than the adoption of the Merger Agreement by the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote with respect thereto and the filing and recordation of the Certificate of Merger relating thereto) and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except as set forth in the Company Disclosure Schedule attached to the Merger Agreement and except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the charter or by-laws of the Company or any Subsidiary, or, (B) assuming that all consents, approvals, authorizations and permits described in Section 3.05(b) of the Merger Agreement have been obtained and all filings and notifications described in
     Section 3.05(b) of the Merger Agreement have been made, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective assets, properties or operations (except with respect to clause
     (B) for such violations that would not result in a Material Adverse
     Effect).

     (b) Officer's Certificates. Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     SECTION 2.  Sale and Delivery to Underwriters; Closing.

     (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Securities set forth in Schedule A opposite the name of such Underwriter, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9), or such other time not later than seven business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives, through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (c) Denominations; Registration. Unless delivery is to be made through the facilities of DTC, certificates for the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Time. Unless delivery is to be made through the facilities of DTC, the certificates for the Securities will be made available for examination and packaging by the Representatives in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object, provided that any such objection shall not prevent the filing of any such amendment or supplement which, in the opinion of counsel to the Company, is required to be filed at such time pursuant to the 1933 Act or the 1933 Act Regulations.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies (or photocopies thereof) of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies (or photocopies thereof) of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectus. The Company hereby consents to the use of the copies of each preliminary prospectus previously delivered to the Underwriters for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) Blue Sky Qualifications. Promptly from time to time, the Company will use its best efforts when and as requested by you to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

     (i) Restriction on Sale of Securities. Except as described in the Registration Statement, during a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Securities hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued by the Company upon the conversion of debt of the Company outstanding on the date hereof and referred to in the Prospectus, (D) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (E) up to 2,000,000 shares of previously registered Common Stock issued pursuant to the Company's Common Stock "acquisition shelf" registration statement.

     (j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing of this Agreement, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of the preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees, if any, incident to the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange. It is understood, however, that except as provided in this Section and Section 6 hereof, you will pay all of your own costs and expenses, including the fees of your counsel, transfer taxes on resale of any of the Securities by you and any advertising expenses connected with any offers you may make.

     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 8(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses to third parties, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and of USA Waste contained in Section 1 of the USA Waste Agreement or in certificates of any officer of the Company or USA Waste delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and by USA Waste of its covenants and other obligations under the USA Waste Agreement, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

     (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto.

     (c) Opinion of General Counsel of Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Herbert A. Getz, General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto.

     (d) Opinion of Counsel for USA Waste. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of ___________________________, counsel for USA Waste, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit C hereto.

     (e) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Mayer, Brown & Platt, counsel for the Underwriters, with respect to the matters set forth in clauses ( i) through (v), inclusive, and (vi) (solely as to the information in the Prospectus under "Description of Capital Stock--Common Stock") and the penultimate paragraph of Exhibit A hereto and in clauses (i) and
(iv) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company) of Exhibit B hereto . In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (f) Officers' Certificate of Company. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change, or any development which may reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change or development, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company's knowledge, are contemplated by the Commission.

     (g) Officers' Certificate of USA Waste. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Waste Management/USA Waste Joint Proxy Statement/Prospectus, any material adverse change, or any development which may reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of USA Waste and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of USA

Waste and of the chief financial or chief accounting officer of USA Waste, dated as of Closing Time, to the effect that (i) there has been no such material adverse change or development and (ii) the representatives and warranties in
Section 1 of the USA Waste Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Time.

     (h) Accountants' Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from each of Arthur Andersen LLP and Coopers & Lybrand LLP a letter dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (i) Bring-down Comfort Letters. At Closing Time, the Representatives shall have received from each of Arthur Andersen LLP and Coopers & Lybrand LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in their respective letters furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (j) Approval of Listing. At Closing Time, the Securities shall be listed on the New York Stock Exchange.

     (k) USA Waste Agreement. The Company, USA Waste and the Underwriters shall have executed and delivered the USA Waste Agreement.

     (l) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.

     (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and
(iii) below.

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) below, the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission (A) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (B) contained in the USA Waste Information; and provided, further, that as to any preliminary prospectus, the Prospectus or any amendment or supplement thereto, this indemnity agreement shall not inure to the benefit of any Underwriter on account of any loss, liability, claim, damage or expense arising from the fact that such Underwriter sold Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the 1933 Act if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in such preliminary prospectus, Prospectus or amendment or supplement thereto, which was corrected in the Prospectus or in the Prospectus as then amended or supplemented.

     (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company, subject to the further provisions of this paragraph regarding assumption of defense by an indemnifying party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval will not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (if the indemnified parties are parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

     SECTION 7. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

     SECTION 8. Termination of Agreement.

     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the

Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.

     SECTION 9. Default by One or More of the Underwriters. If any of the Underwriters shall fail at Closing Time to purchase the Securities which it is obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for any of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then the obligation of the Underwriters to purchase and of the Company to sell the Securities shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 9.

     SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if hand delivered, mailed, delivered by a nationally recognized next-day air courier or transmitted by any standard form of telecommunication. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being timely delivered to a next-day air courier; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied. Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch & Co., North Tower, World Financial Center, New York, New York 10281-1201, attention of Charles A. Lewis; notices to the Company shall be directed to it at 3003 Butterfield Road, Oak Brook, Illinois 60521, attention of General Counsel.

     SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in
Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 13. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                         Very truly yours,

                                         WASTE MANAGEMENT, INC.



                                         By:
                                             ------------------------
                                             Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED



By:
    ---------------------------------
          Authorized Signatory

For themselves and as Representatives of the Underwriters named in Schedule A hereto.

                                  SCHEDULE A

                                                                Number of
Name of Underwriter                                             Securities
-------------------                                             ----------
Merrill Lynch, Pierce, Fenner & Smith Incorporated..........
Donaldson, Lufkin & Jenrette Securities Corporation.........
                                                                ----------
Total                                                           20,000,000
                                                                ==========

                                    Sch A-1

                                  SCHEDULE B

                            WASTE MANAGEMENT, INC.
                       20,000,000 Shares of Common Stock
                          (Par Value $1.00 Per Share)


     1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $____________.

     2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $________, being an amount equal to the initial public offering price set forth above less $_________ per share.

                                    Sch B-1